Exhibit 3.2
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EXPENSIFY, INC.
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
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EXPENSIFY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1.    The name of the Corporation is Expensify, Inc.
2.    The Certificate of Incorporation of the Corporation was originally filed with the Secretary of the State of Delaware on April 29, 2009. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 22, 2015 and amended on January 16, 2018, April 16, 2018, May 3, 2018, April 22, 2019 and     , 2021 (as amended, the “Restated Certificate”).
3.    This amendment (the “Amendment”) of the Restated Certificate herein certified was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors of the Corporation has adopted a resolution approving and declaring advisable the Amendment in accordance with the provisions of Section 242 of the DGCL and the Corporation’s stockholders, acting by their written consent in lieu of a meeting, have duly adopted the Amendment in accordance with Sections 228 and 242 of the DGCL.
4.    Article IV(A) of the Restated Certificate is hereby amended and restated in its entirety to read as follows:
(A)    Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 1,054,203,139 shares, each with a par value of $0.0001 per share. 1,050,000,000 shares shall be Common Stock, consisting of one billion (1,000,000,000) shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), 25 million (25,000,000) shares of LT10 Common Stock, par value $0.0001 per share (“LT10 Common Stock”), 25 million (25,000,000) shares of LT50 Common Stock, par value $0.0001 per share (“LT50 Common Stock,” and together with the LT10 Common Stock, the “LT Common Stock”), and 4,203,139 shares shall be Preferred Stock. Subject to the rights of holders of any series of Preferred Stock, the number of authorized shares of Class A Common Stock, LT10 Common Stock and LT50 Common Stock or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section (C)7(g) of this Article IV) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.
Immediately upon the effectiveness of this Amendment pursuant to the DGCL (the “Effective Time”), automatically and without further action on the part of the holders of capital stock of the Corporation, each share of common stock, par value $0.0001 per share, of the Corporation (the “Old Common Stock”) issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall be reclassified as and become one validly issued, fully paid and nonassessable share of Class A Common Stock (the “Reclassification”). The Reclassification shall occur automatically as of the Effective Time without any further action by the Corporation or the holders of the shares affected thereby and whether or not any certificates representing such shares are surrendered to the Corporation. Upon the Effective Time, each stock certificate (if any) that as of immediately prior to the Effective Time represented shares of Old Common Stock shall be deemed to represent an equivalent number of shares of Class A Common Stock, provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall be entitled to receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing an equivalent number of shares of Class A Common Stock. The Reclassification shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to the Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the Class A Common Stock or options or rights to purchase or acquire shares of Class A Common Stock, as the case may be.
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5.    Article IV(B)(4)(d)(i)(B)(3) of the Restated Certificate is hereby amended and restated in its entirety to read as follows:
“(3)    Up to 20,662,660 shares of Class A Common Stock (as adjusted for stock splits, stock dividends, reclassification and the like) issued or issuable to employees, officers, consultants or directors of the Corporation or other persons performing services for the Corporation, pursuant to a stock option plan or restricted stock plan approved by the Board of Directors, (including the Preferred Directors).”
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6.    Article IV(C) of the Restated Certificate is hereby amended and restated in its entirety to read as follows:
(C)    Common Stock.
        1.    Equal Status. Except as otherwise required by law or as expressly set forth in this Section (C) of Article IV, shares of Class A Common Stock, LT10 Common Stock and LT50 Common Stock shall have the same rights, privileges and powers, rank equally, share ratably and be identical in all respects as to all matters. The voting, dividend, liquidation and other rights, powers and preferences of the holders of Class A Common Stock, LT10 Common Stock and LT50 Common Stock are subject to, and qualified by, the rights, powers and preferences of holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.
    2.    Voting. Except as otherwise required by applicable law, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, each holder of Class A Common Stock, as such, shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder. Except as otherwise required by applicable law, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, each holder of LT10 Common Stock and LT50 Common Stock, as such, shall have the right to one (1) vote per share of LT10 Common Stock or LT50 Common Stock, respectively, held of record by such holder; provided that, from and after the time that is immediately prior to the closing of the initial sale of the Corporation’s Class A Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act (a “Class A IPO”), each holder of LT10 Common Stock, as such, shall have the right to ten (10) votes per share of LT10 Common Stock held of record by such holder, and each holder of LT50 Common Stock, as such, shall have the right to fifty (50) votes per share of LT50 Common Stock held of record by such holder. Except as otherwise required by applicable law or provided in this Restated Certificate, the holders of shares of Class A Common Stock, LT10 Common Stock and LT50 Common Stock, as such, shall (i) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation generally, (ii) be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by applicable law, holders of Class A Common Stock, LT10 Common Stock and LT50 Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate or applicable law. There shall be no cumulative voting.
    3.    Dividend Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock, LT10 Common

Stock or LT50 Common Stock with respect to the payment of dividends in cash, property or shares of capital stock of the Corporation, dividends may be declared and paid on the shares of Class A Common Stock, LT10 Common Stock or LT50 Common Stock out of any assets of the Corporation legally available therefore at such times and in such amounts as the Board in its discretion shall determine; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock, LT10 Common Stock or LT50 Common Stock (or in rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), holders of LT10 Common Stock shall be entitled to receive shares of LT10 Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), and holders of LT50 Common Stock shall be entitled to receive shares of LT50 Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock, LT10 Common Stock and LT50 Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, LT10 Common Stock or LT50 Common Stock as the case may be (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. Notwithstanding the foregoing, the Board may declare and the Corporation may pay a disparate dividend per share of Class A Common Stock, LT10 Common Stock or LT50 Common Stock (whether the disparity shall be in the amount of such dividend payable per share, the form in which such dividend is payable (whether it shall be payable in cash, shares of capital stock of the Corporation, other securities of the Corporation, or any combination of the foregoing), the timing of the payment, or otherwise).
    4.    Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock, LT10 Common Stock and LT50 Common Stock may not be subdivided, combined or reclassified unless the shares of the other classes are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock, LT10 Common Stock and LT50 Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, LT10 Common Stock and LT50 Common Stock, each voting separately as a class.
    5.    Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, distribution of assets, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock, LT10 Common Stock and LT50 Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution, distribution of assets or winding up is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, LT10 Common Stock and LT50 Common Stock, each voting separately as a class.

    6.    Restrictions on Transfers of Shares of LT Common Stock. From and after the time that is immediately prior to the closing of the Class A IPO:
        (a)    To the maximum extent permitted under applicable law, no holder of LT Common Stock shall Transfer any shares of LT Common Stock to any person or entity unless the requirements set forth in Section (C)8 of this Article IV have been satisfied. “Transfer” of a share of LT Common Stock means any sale, contract to sell, assignment, transfer, conveyance, hypothecation, pledge, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership, (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined), loan, or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value, whether direct or indirect, whether any such transaction is to be settled by delivery of such share of LT Common Stock, in cash or otherwise, and whether voluntary or involuntary or by operation of law, and shall include, without limitation, (a) a transfer of a share of LT Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (b) the transfer of, or entering into a binding agreement with respect to, the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of LT Common Stock, including by proxy, voting agreement or otherwise; provided, however, that a “Transfer” shall not include: (1) the grant of a proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders; (2) any Transfer to or by the trust (the “Expensify Voting Trust”) established under that certain Voting Trust Agreement, to be dated as of the date hereof, by and between the Company and the holders named therein (as it may be amended and/or restated from time to time in accordance with its terms, the “Voting Trust Agreement”); (3) a Transfer to a decedent’s estate upon the death of a holder of LT Common Stock; (4) an Exchange as defined in and pursuant to Section (C)8(c) of this Article IV; or (5) the fact that the spouse of any holder of LT Common Stock possesses or obtains an interest in such holder’s shares of LT Common Stock arising solely by reason of the application of the property transfer laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of LT Common Stock.
        (b)    Notwithstanding the foregoing, the Board shall be able to waive, upon the affirmative vote of a majority of the members of the Board, any or all of the requirements of Section (C)8 of this Article IV with respect to the Transfer of any shares of LT Common Stock.
        (c)    Any Transfer of shares of LT Common Stock not made in accordance with this Section (C)6 and Section (C)8, or pursuant to Section (C)7, of this Article IV shall be void ab initio, and the Corporation shall not treat the transferee in such transaction as a holder of such shares for any purpose.

    7.    Conversion of LT Common Stock. From and after the time that is immediately prior to the closing of the Class A IPO:
        (a)    Optional Conversion by Holder of LT Common Stock. Each share of LT Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof solely upon the satisfaction of and subject to the requirements set forth in Section (C)8 of this Article IV.
        (b)    Automatic Conversion Upon Certain Transfers. Except in the case of a Non-Converting Transfer, each share of LT Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Transfer of such share of LT Common Stock, provided that such Transfer is made in compliance with the requirements outlined in Section (C)6 and Section (C)8 of this Article IV. For the avoidance of doubt, any Transfer of shares of LT Common Stock not made in accordance with such provisions shall be void and the Corporation shall not treat the transferee in such transaction as a holder of such shares for any purposes. A “Non-Converting Transfer” means a Transfer of shares of LT Common Stock (i) to be held in trust by the Trustees of the Expensify Voting Trust; (ii) in an Exchange as defined in and pursuant to Section (C)8(c) of this Article IV; (iii) to the estate of a decedent holder of LT Common Stock, upon such holder’s death; or (iv) approved in advance by the affirmative vote of a majority of the members of the Board.
        (c)    Automatic Conversion Upon Reduction in Outstanding Shares. Each outstanding share of LT Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the first date on which the then-outstanding shares of LT Common Stock represent less than two percent (2%) of all then-outstanding shares of Common Stock.
        (d)    Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Restated Certificate, relating to the conversion of the LT Common Stock into Class A Common Stock and the general administration of this multi-class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of LT Common Stock furnish such certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of LT Common Stock and to confirm that a conversion to Class A Common Stock has not previously occurred. A determination by the Board that a Transfer has resulted or will result in a conversion of the LT Common Stock to Class A Common Stock shall be conclusive and binding on all persons to the fullest extent permitted by law.
        (e)    Status of Converted Stock. In the event any shares of LT Common Stock are converted into shares of Class A Common Stock pursuant to this Section (C)7 of Article IV, the shares of LT Common Stock so converted shall be retired and shall not be reissued by the Corporation.

        (f)    Effect of Conversion on Payment of Dividends. Notwithstanding anything to the contrary in this Section (C)7, if the date on which any share of LT Common Stock is converted into Class A Common Stock pursuant to the provisions of this Section (C)7 occurs after the record date for the determination of holders of LT Common Stock entitled to receive any dividend to be paid on the shares of LT Common Stock, the holder of such shares of LT Common Stock as of such record date will be entitled to receive such dividend on such payment date; provided, that, notwithstanding any other provision of this Restated Certificate, to the extent that any such dividend is payable in shares of LT Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), such dividend shall be deemed to have been declared, and shall be payable in, shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), and no shares of LT Common Stock shall be issued in payment thereof.
        (g)    Shares Reserved for Issuance. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of LT Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of LT Common Stock into shares of Class A Common Stock.
    8.    LT Common Stock Transfer and Conversion Requirements. From and after the time that is immediately prior to the closing of the Class A IPO:
        (a)    Notice Requirement. Before any shares of LT Common Stock shall be converted into shares of Class A Common Stock pursuant to Section (C)7(a) of this Article IV or Transferred pursuant to Section (C)6 of this Article IV, the holder of such shares, or if such shares are held in the Expensify Voting Trust, the beneficial holder of such shares, shall provide written notice of such conversion or Transfer intent, delivered simultaneously to the Trustees (as defined in the Voting Trust Agreement) of the Expensify Voting Trust in the manner set forth in the Voting Trust Agreement and to the Corporation at its principal corporate office, and shall state therein the number of shares of LT10 Common Stock and/or LT50 Common Stock to be so converted or Transferred. From and after the time that a holder of LT Common Stock is no longer an employee of or service provider to the Corporation or any of its subsidiaries, the Corporation shall have the right to submit a written notice of conversion on such holder’s behalf, without the consent of such holder, delivered to the holder at the address of such holder set forth in the Company’s books and records.
        (b)    Notice Period. The “Notice Period” for each share of LT10 Common Stock shall be ten (10) months, and for each share of LT50 Common Stock shall be fifty (50) months, following the receipt of notice as set forth in Section (C)8(a) of this Article IV.
        (c)    Exchange. During the applicable Notice Period, the Trustees shall attempt to identify a holder of shares of Class A Common Stock who is an employee of or service provider to the Corporation or a subsidiary and is interested in exchanging shares of Class A Common Stock (a “Class A Transferor”) for the shares of LT Common Stock subject to the notice, on a one-for-one basis (an “Exchange”). If a Class A Transferor is identified, the Trustees shall provide written notice to the holder of shares of LT Common Stock seeking to convert or Transfer shares of LT Common Stock pursuant to this Section (C)8 (the “LT Holder”), the Class A Transferor and the Corporation, at its principal corporate office, stating the names of such LT Holder and Class A Transferor, the date on which the applicable notice period expires (the “Notice Expiration Date”), and any applicable instructions to facilitate the Exchange. Prior to the Notice Expiration Date, (x) the Class A Transferor shall be required to deliver to the Corporation a written instrument or instruments of transfer with respect to the shares of Class A Common Stock that are the subject of the Exchange, in form satisfactory to the Corporation, duly executed by such Class A Transferor, as well as, if applicable, a certificate or certificates representing such shares, provided, however, that if such shares of Class A Common Stock are held in the Expensify Voting Trust, such items shall be provided by the Trustees, (y) the LT Holder shall be required to deliver to the Trustees any written instrument or instruments requested by the Trustees, and (z) if the Class A Transferor is not a party to the Voting Trust Agreement, the Class A Transferor shall deliver to the Trustees an executed joinder agreement such that following the Exchange the Class A Transferor shall be a party to the Voting Trust Agreement and the shares of LT Common Stock subject to the Exchange shall remain in the Voting Trust. The Exchange shall be deemed effective immediately prior to the close of business on the first business day following the Notice Expiration Date; provided, however, that the Corporation may extend such effective date by up to five (5) days if necessary to effectuate the Exchange (such date, the “Effective Date”). The Corporation shall, as soon as practicable after the Effective Date, issue and deliver to such LT Holder a certificate or certificates representing the number of shares of Class A Common Stock to which such holder is entitled upon the Exchange (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated), and the Trustees shall revise the Trust Register (as defined in the Voting Trust Agreement) accordingly, in each case effective as of the Effective Date.
        (d)    Conversion of LT Common Stock if No Exchange. If the Trustees are unable to identify a Class A Transferor to participate in an Exchange prior to the Notice Expiration Date, they shall provide written notice to the Corporation no later than one business day prior to the Notice Expiration Date, and the Corporation shall, as soon as practicable following the Notice Expiration Date, effectuate the conversion of the shares of LT Common Stock subject to the notice into shares of Class A Common Stock on a one-for-one basis in accordance with this Section (C)8(d). In the event of such a conversion, as soon as practicable following the Notice Expiration Date, the holder of record of LT Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation and shall provide written notice (the “Conversion Notice”) to the Corporation at its principal corporate office stating therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of LT Common Stock being converted are to be issued (if such shares of Class A Common Stock are certificated), or (ii) in which such shares of Class A Common Stock are to be registered in book-entry form (if such shares of Class A Common Stock are uncertificated). If the shares of Class A Common Stock into which shares of LT Common Stock are to be converted are to be issued in a name or names other than the name of the beneficial holder of the shares of LT

Common Stock being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated). Any such conversion shall be deemed effective immediately prior to the close of business on the date of such surrender of the shares of LT Common Stock to be converted (the “Conversion Effective Time”), which may occur following or contemporaneously with the provision of the Conversion Notice. The shares of Class A Common Stock issuable upon such conversion shall be deemed outstanding as of the Conversion Effective Time, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of the Conversion Effective Time.
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7.    The Restated Certificate is hereby amended to add the following Article XII:
ARTICLE XII
    The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Restated Certificate, so long as any shares of LT Common Stock remain outstanding:
(A)    The Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of LT10 Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Restated Certificate, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend, alter, change, repeal or adopt any provision of this Restated Certificate (1) that alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of LT10 Common Stock or other rights, powers, preferences or privileges of the shares of LT10 Common Stock; (2) to provide for each share of LT50 Common Stock to have more than fifty (50) votes per share or for each share of Class A Common Stock to have more than one (1) vote per share or any rights to a separate class vote of the holders of the LT50 Common Stock or the shares of Class A Common Stock other than as provided by this Restated Certificate or required by the Delaware General Corporation Law; or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of LT10 Common Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of LT50 Common Stock or the shares of Class A Common Stock;

(B)    The Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of LT50 Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Restated Certificate, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend, alter, change, repeal or adopt any provision of this Restated Certificate (1) that alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of LT50 Common Stock or other rights, powers, preferences or privileges of the shares of LT50 Common Stock; (2) to provide for each share of LT10 Common Stock to have more than ten (10) votes per share or for each share of Class A Common Stock to have more than one (1) vote per share or any rights to a separate class vote of the holders of the LT10 Common Stock or the shares of Class A Common Stock other than as provided by this Restated Certificate or required by the Delaware General Corporation Law; or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of LT50 Common Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of LT10 Common Stock or the shares of Class A Common Stock; and
(C)    So long as any shares of Class A Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Restated Certificate, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend, alter, change, repeal or adopt any provision of this Restated Certificate to provide for each share of LT10 Common Stock to have more than ten (10) votes per share or for each share of LT50 Common Stock to have more than fifty (50) votes per share or for any rights to a separate class vote of the holders of shares of LT10 Common Stock or LT50 Common Stock, or of LT10 Common Stock and LT50 Common Stock voting together as a single class, other than as provided by this Restated Certificate or required by the Delaware General Corporation Law.
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8.    All other provisions of the Restated Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this __ day of __________, 2021.

By:
Name:
Title: